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                                                                  Exhibit (a)(2)


                      EATON VANCE SENIOR FLOATING-RATE FUND

                        AMENDMENT TO DECLARATION OF TRUST


     AMENDMENT, made, to the Agreement and Declaration of Trust made August 5, 2003 (hereinafter called the "Declaration") of EATON VANCE SENIOR FLOATING-RATE FUND, a Massachusetts business trust (hereinafter called the "Trust"), by the undersigned being at least a majority of the Trustees of the Trust in office.

     WHEREAS, Section 8.3 of Article VIII of the Declaration empowers the Trustees of the Trust to amend the Declaration without the vote or consent of Shareholders to change the name of the Trust;

     WHEREAS, the Trustees of the Trust have deemed it desirable to amend the Declaration in the following manner to change the name of the Trust, and a majority of the Trustees are empowered to make, execute and file this Amendment to the Declaration;

     NOW, THEREFORE, the undersigned Trustees do hereby amend the Declaration in the following manner:

     1. The caption at the head of the Declaration is hereby amended to read as follows:

                     EATON VANCE SENIOR FLOATING-RATE TRUST

     2. Article I Section 1.1 of the Declaration is hereby amended to read as follows:

                                    ARTICLE I

          Section 1.1. Name. The name of the trust created hereby is Eaton Vance Senior Floating-Rate Trust.

     This amendment shall be effective upon execution by all of the Trustees.
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     IN WITNESS WHEREOF, the undersigned Trustees have executed this instrument in full this 15th day of October, 2003.


/s/ James B. Hawkes                            /s/ Alan R. Dynner
---------------------                          ---------------------
James B. Hawkes                                Alan R. Dynner





                        THE COMMONWEALTH OF MASSACHUSETTS


Suffolk, ss.                                               Boston, Massachusetts


     Then personally appeared the above named James B. Hawkes and Alan R. Dynner, each of whom acknowledged the foregoing instrument to be his free act and deed.


                                        Before me,


                                        /s/ Lynn W. Ostberg
                                        ----------------------------------------
                                        My commission expires: November 27, 2003